SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of earliest event reported): October 7, 2008.

ALL Fuels & Energy Company

(Exact name of registrant as specified in its charter)

Delaware	000-29417	62-1581902
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
6165 N.W. 86th Street, Johnston, Iowa 50131
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (515) 331-6509

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Form 8-K

ALL Fuels & Energy Company

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 7, 2008, a majority of our shareholders acting by written consent in lieu of a meeting removed, without cause, three of our directors from our board of directors. The directors removed from our board of directors were: Mark W. Leonard, Steven J. Leavitt and Brian K. Gibson.

On October 7, 2008, following the removal of Messrs. Leonard, Leavitt and Gibson from our board of directors, our remaining director, Dean Sukowatey, appointed James R. Broghammer and Scott D. Zabler, upon his determining that Messrs. Broghammer and Zabler would serve as directors, to fill two of the existing vacancies on our board of directors. There are no existing committees of our board of directors to which Messrs. Broghammer and Zabler could have been appointed. Messrs. Broghammer and Zabler are to serve until the next annual meeting of shareholders. A summary of each of our new directors’ backgrounds follows:

Mr. Brohammer has, for over 20 years, lead various operations that process corn into ethanol, corn syrup, fructose, pharmaceutical sugars, food starches and industrial grade starches. His experience includes employment with Archer Daniels Midland, Penford Products Company and, most recently, Pacesetter Management Group, a Virginia-based ethanol plant management company, where he has served as president since 2003. As president of Pacesetter Management Group, Mr. Broghammer is responsible for current ethanol production operations of ACE Ethanol, Stanley, WI, and Pine Lake Corn Processors, Steamboat Rock, IA. In addition, Mr. Broghammer also serves as president of Iowa River Railroad, the first short-line railroad started in Iowa in over twenty years, running from Marshalltown, IA, to Ackley, IA.

Mr. Zabler has, during the past 25 years, been employed by Ralston Purina, FCStone, Penford Products, Verasun Energy and, most recently, Pacesetter Management Group, where he serves as General Manager of Pine Lake Corn Processors, a 35 million gallon (annual) ethanol production plant. Mr. Zabler’s experience includes all aspects of grain merchandising, such as buying, futures and options trading, and risk management. Along with grain merchandising, Mr. Zabler has also directed the selling of the ethanol co-products from the wet milling industry. While at Verasun Energy, one of the country’s largest ethanol production firms, Mr. Zabler was responsible for buying corn, purchasing natural gas, selling of the dry and wet distiller’s grains, coordinating the selling of ethanol and overall risk management.

In December 2007, we issued 6,270,366 common stock purchase warrants to purchase a like number of shares our common stock, at an exercise price of $.55 per share, to each of Messrs. Broghammer and Zabler. All of these warrants are currently exercisable and expire in 2017. At the time of these issuances, neither Mr. Broghammer nor Mr. Zabler was an affiliate of our company. These warrants were issued in consideration of their invaluable consulting services in assisting our company in accomplishing its business objectives. The issuance of these warrants resulted in a compensation expense of $6,075,213 for the year ended December 31, 2007. In addition, it is possible that, in future periods, the Company will incur charges against earnings as a result of the issuance of these warrants. The timing or amount of any such future charges cannot be predicted.

In conjunction with our board of directors’ authorizing the issuances of these warrants, our board of directors determined it to be in the best interest of our company and its shareholders that, in a manner and structure to be determined in the future, our company pay a sum of cash to Messrs. Broghammer and Zabler in a total amount, net of income taxes, of approximately $6,100,000.

Item 8.01. Other Events.

In connection with the removal of three of our directors and the appointment of two new directors to our board of directors, on October 8, 2008, we issued the press release reproduced below:

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“Ethanol Industry Veterans Appointed to Board of ALL Fuels & Energy

DES MOINES, Iowa – October 8, 2008 – ALL Fuels & Energy (AFSE) announced that shareholders holding a majority of its outstanding shares had voted, by a written consent, to remove three directors, Mark W. Leonard, Steven J. Leavitt and Brian K. Gibson. The former directors were removed without cause. Following the removal action, the remaining director of AFSE, Dean Sukowatey, appointed two ethanol industry veterans, James R. Broghammer and Scott D. Zabler, to fill two of the existing vacancies on AFSE’s board of directors.

Mr. Brohammer has, for over 20 years, lead various operations that process corn into ethanol, corn syrup, fructose, pharmaceutical sugars, food starches and industrial grade starches. His experience includes employment with Archer Daniels Midland, Penford Products Company and, most recently, Pacesetter Management Group, a Virginia-based ethanol plant management company, where he has served as president since 2003. As president of Pacesetter Management Group, Mr. Broghammer is responsible for current ethanol production operations of ACE Ethanol, Stanley, WI, and Pine Lake Corn Processors, Steamboat Rock, IA. In addition, Mr. Broghammer also serves as president of Iowa River Railroad, the first short-line railroad started in Iowa in over twenty years, running from Marshalltown, IA, to Ackley, IA.

Mr. Zabler has, during the past 25 years, been employed by Ralston Purina, FCStone, Penford Products, Verasun Energy and, most recently, Pacesetter Management Group, where he serves as General Manager of Pine Lake Corn Processors, a 35 million gallon (annual) ethanol production plant. Mr. Zabler’s experience includes all aspects of grain merchandising, such as buying, futures and options trading, and risk management. Along with grain merchandising, Mr. Zabler has also directed the selling of the ethanol co-products from the wet milling industry. While at Verasun Energy, one of the country’s largest ethanol production firms, Mr. Zabler was responsible for buying corn, purchasing natural gas, selling of the dry and wet distiller’s grains, coordinating the selling of ethanol and overall risk management.

“James Broghammer and Scott Zabler are true experts in the ethanol industry. They have extensive experience improving ethanol plant operating efficiency, risk management, and technology. We are delighted to now have them join us on the board at ALL Fuels,” said Dean Sukowatey, ALL Fuels & Energy, President.

About ALL Fuels & Energy Company

Visit the company online at: www.allfuelsandenergy.com. ALL Fuels & Energy Company is a development-stage ethanol company organized to operate as an ethanol producer, focusing primarily on the production and sale of alternative fuels, including ethanol and its co-products, cost saving efficiencies to the biofuels industry, and improved channels to market.

Safe Harbor Statement

This press release contains statements that may constitute forward-looking statements, including the company's ability to successfully acquire one or more ethanol production facilities. These statements are based on current expectations and assumptions and involve a number of uncertainties and risks that could cause actual results to differ materially from those currently expected. For additional information about ALL Fuels & Energy's future business and financial results, refer to ALL Fuels & Energy's Annual Report on Form 10-KSB for the year ended December 31, 2007. ALL Fuels & Energy undertakes no obligation to update any forward-looking statements that may be made from time to time by or on behalf of the company, whether as a result of new information, future events or otherwise.”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunder duly authorized.

              Dated: October 8, 2008.                                 ALL FUELS & ENERGY COMPANY

                                                                                      By: /s/ DEAN E. SUKOWATEY

                                                                                                    Dean E. Sukowatey

                                                                                                    President